SPARTA PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                       Computations of Earnings Per Share

                                                                                          Period From
                                 For the three months ended   For the nine months ended   June 12, 1990
     `                           --------------------------   -------------------------   (Inception) to
                                 September     September      September     September     September
                                 30, 1996      30, 1995       30, 1996      30, 1995      30, 1996
                                 --------      --------       --------      --------      --------
Net Loss                         $ (984,739)   $ (848,403)   $(5,798,278)  $(2,145,415)  $(15,815,734)
                                 ==========    ==========    ===========   ===========   ============

Common Stock outstanding for
  the period based on a daily
  weighted average                8,192,195     6,174,000      7,649,130     6,161,713      3,822,394

Net Loss per share               $    (0.12)   $    (0.13)   $     (0.76)  $     (0.35)  $      (4.14)
                                 ==========    ==========    ===========   ===========   ============